UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 29, 2014

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2014, Esterline Technologies Corporation (“Esterline”) entered into a Master Acquisition Agreement (the “Master Agreement”) with Barco NV, a corporation formed under the laws of Belgium (“Barco Belgium” and together with all of its subsidiaries, “Barco”), Barco Inc., a corporation formed under the laws of Delaware (“Barco USA”) and Barco Integrated Solutions NV, a corporation formed under the laws of Belgium (collectively with Barco Belgium and Barco USA, the “Sellers”). Pursuant to the Master Agreement and the other related agreements required to consummate the transaction, Esterline will acquire Barco’s defense, aerospace and training businesses, through the purchase of certain assets and the equity of certain direct and/or indirect subsidiaries of Barco Belgium (the “Acquisition”).

Pursuant to the Master Agreement, Esterline has agreed to pay a purchase price of 150 million euros (approximately USD$200 million) in connection with the Acquisition. Esterline expects to finance the Acquisition primarily through international cash reserves. The consummation of the Acquisition is subject to customary conditions, including governmental approvals and completion of French employee protective rights procedures.

There are no material relationships between Esterline (or any officer, director or affiliate of either Esterline, or any associate of any such officer or director) and any of the Sellers.

The foregoing description of the Master Agreement is a summary, does not purport to be a complete description of the Master Agreement, and is qualified in its entirety by reference to the Master Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

On September 29, 2014, Esterline issued a press release announcing the execution of the Master Agreement. A copy of that press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Master Acquisition Agreement by and among Barco NV, Barco Inc., Barco Integrated Solutions NV and Esterline Technologies Corporation dated as of September 29, 2014.

99.1	Press release issued by Esterline Technologies Corporation dated September 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: September 30, 2014	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Acquisition Agreement by and among Barco NV, Barco Inc., Barco Integrated Solutions NV and Esterline Technologies Corporation dated as of September 29, 2014.

99.1	Press release issued by Esterline Technologies Corporation dated September 29, 2014.